Exhibit 99.1

For Immediate Release

U.S. Concrete Announces Major Expansion in New York Metropolitan

Area with Acquisition of Ferrara Bros. Building Materials

EULESS, Texas, April 2, 2015 – U.S. Concrete, Inc. (NASDAQ:USCR) announced today that it has completed the acquisition of all of the issued and outstanding equity interests of Ferrara Bros. Building Materials Corp. (Ferrara Bros.), in New York, N.Y. Ferrara Bros. operates six ready-mixed concrete batch plants from four locations in New York and New Jersey, and has a fleet of 89 mixer trucks. This acquisition will significantly expand U.S. Concrete’s footprint in the New York metropolitan market and will allow the company to more effectively serve construction projects in Manhattan.

Ferrara Bros. has served the New York metropolitan area for more than 45 years with a strong reputation as the leader in the market. They offer a wide variety of concrete mix designs and have distinguished themselves as a leading provider of specialized, high-strength, high performance concrete for large, complex projects in the commercial, residential and infrastructure markets.

“This acquisition positions U.S. Concrete to take advantage of the many project opportunities that we were previously unable to serve in the metro New York market,” said U.S. Concrete President and CEO, William J. Sandbrook. “The New York City construction market offers great growth potential and is very dynamic. Ferrara Bros. brings a seasoned and professional management team and a plant network that significantly enhances our service footprint in greater Manhattan. We are very excited about the combination of these two fine businesses.”

Joseph A. Ferrara, President and CEO of Ferrara Bros. said, “Since our founding in 1969, and continuing through three generations of the Ferrara family, our company has consistently strived to enhance our position in the marketplace so as to better serve our customers, employees and other stakeholders. We greatly admire U.S. Concrete’s strategic and financial achievements, and we are honored to become part of a national leader in our industry.”

About U.S. Concrete

U.S. Concrete serves the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 132 standard ready-mixed concrete plants, 16 volumetric ready-mixed concrete facilities, and 10 producing aggregates facilities. During 2014, U.S. Concrete sold approximately 5.7 million cubic yards of ready-mixed concrete and approximately 4.7 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on management’s belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the stability of the business; ready-mix backlog; ability to maintain our cost structure; ability to maximize liquidity, monitor fixed costs, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete’s business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete’s filings with the Securities and Exchange Commission, including U.S. Concrete’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q.

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Company Contact:

Matt Brown, SVP & CFO

U.S. Concrete, Inc.

817-835-4105